UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Changes in Compensation for Certain Named Executive Officers. Effective October 3, 2007, the Company agreed to make changes in base compensation and bonus opportunities for certain of its Named Executive Officers. In particular, the following changes were made:

Gerald W. Deitchle (President and CEO) – Mr. Deitchle’s base compensation was increased from $360,000 to $420,000 per year and his bonus target award for 2008 (and the remainder of 2007, on a pro rated basis) was increased from 50% to 65% of base salary ($273,000) based on satisfaction of agreed to performance targets for 2008 in accordance with Mr. Deitchle’s employment agreement which is described in Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended January 2, 2007. For each 1% by which performance targets are exceeded, Mr. Deitchle’s target bonus would be increased by 10% up to a maximum of 150% of the original target bonus. All other terms of Mr. Deitchle’s employment remained unchanged. A description of the terms of such employment are summarized in the Company’s Proxy Statement filed with respect to the Company’s 2007 Annual Meeting of Shareholders under “Compensation Discussion and Analysis – Compensation of the Chief Executive Officer and the Co-Chairmen – Gerald W. Deitchle Employment Agreement” which section is incorporated herein by this reference (with the amendments described above). In addition, at the beginning of 2008, Mr. Deitchle will receive an equity grant (50% in restricted stock and 50% in stock options) under the Company’s 2005 Equity Incentive Plan having a grant date value of $600,000.

Gregory Levin – Mr. Levin’s title was changed to Executive Vice President and Chief Financial Officer. His base compensation was increased from $267,500 to $300,000 per year and his bonus target award for 2008 (and the remainder of 2007, on a pro rated basis) was increased from 35% to 45% of base salary ($135,000) based on satisfaction of agreed to performance targets for 2008 under the Company’s Performance Incentive Plan. For each 1% by which performance targets are exceeded, Mr. Levin’s target bonus would be increased by 10% up to a maximum of 150% of the original target bonus. All other terms of Mr. Levin’s employment remained unchanged. A description of the terms of Mr. Levin’s employment (other than the modifications described herein) is contained in the Company’s Form 8-K filed on September 6, 2005 which is incorporated herein by this reference. In addition, at the beginning of 2008, Mr. Levin will receive an equity grant (50% in restricted stock and 50% in stock options) under the Company’s 2005 Equity Incentive Plan having a grant date value of $350,000.

Gregory Lynds – Mr. Lynds’ title was changed to Executive Vice President and Chief Development Officer. His base compensation was increased from $242,500 to $275,000 per year and his bonus target award for 2008 (and the remainder of 2007, on a pro rated basis) was increased from 35% to 45% of base salary ($123,750) based on satisfaction of agreed to performance targets for 2008 under the Company’s Performance Incentive Plan. For each 1% by which performance targets are exceeded, Mr. Lynds’ target bonus would be increased by 10% up to a maximum of 150% of the original target bonus. All other terms of Mr. Lynds’ employment remained unchanged. In addition, at the beginning of 2008, Mr. Lynds will receive an equity grant (50% in restricted stock and 50% in stock options) under the Company’s 2005 Equity Incentive Plan having a grant date value of $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S RESTAURANTS, INC.

Date: October 3, 2007	By:	/s/ Gerald W. Deitchle
Gerald W. Deitchle,
Chief Executive Officer, President and Director

	By:	/s/ Gregory S. Levin
Gregory S. Levin, Chief Financial Officer